Independent Auditors' Consent



The Board of Trustees and Shareholders
The Dreyfus/Laurel Tax-Free Municipal Funds:


We consent to the use of our reports for Dreyfus BASIC California Municipal Money Market Fund, Dreyfus BASIC New York Municipal Money Market Fund, Premier Limited Term Municipal Fund, Premier Limited Term New York Municipal Fund, Premier Limited Term California Municipal Fund, Premier Limited Term Massachusetts Municipal Fund (six of the series constituting The Dreyfus/Laurel Tax-Free Municipal Funds) dated July 29, 1996, incorporated by reference herein and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Counsel and Independent Auditors" for Dreyfus BASIC California Municipal Money Market Fund and Dreyfus BASIC New York Municipal Money Market Fund and "Custodian, Transfer and Dividend Disbursing Agent, Counsel and Independent Auditors" for Premier Limited Term Municipal Fund, Premier Limited Term New York Municipal Fund, Premier Limited Term California Municipal Fund and Premier Limited Term Massachusetts Municipal Fund in each respective Statement of Additional Information.



                              [KPMG Peat Marwick LLP]


New York, New York
October 28, 1996